EXHIBIT (99.5)
--------------


AT THE COMPANY:  AT THE FINANCIAL RELATIONS BOARD:

Karen Dickelman  Dennis Waite     Laura Kuhlmann   Susan Steidle
Director of      General InquiriesMedia Inquiries  Analyst Inquiries
Investor         312 640-6674     312 640-6727     312-640-6774
Relations
312 683-3671


     BANYAN STRATEGIC REALTY TRUST DECLARES FOURTH QUARTER 1997 CASH
DISTRIBUTION


FOR IMMEDIATE RELEASE

CHICAGO, JANUARY 7, 1998-- BANYAN STRATEGIC REALTY TRUST (Nasdaq: VLANS) today declared a quarterly cash distribution of $0.10 per share for the fourth quarter ended December 31, 1997. The distribution is payable February 20, 1998, to shareholders of record as of January 22, 1998. The Trust has declared and paid distributions for 31 consecutive quarters and will continue to pay distributions based upon projected funds from Operations provided by its rental income, investments and cash reserves.

Banyan Strategic Realty Trust is a diversified equity Real Estate Investment Trust (REIT) with a portfolio that includes primarily light industrial/warehouse and suburban office buildings, as well as retail and residential properties. The properties are located in major metropolitan areas and mid-to-small second tier markets primarily in the Midwest and Southeast United States. As of December 31, 1997, the Trust has 13,239,202 shares of beneficial interest outstanding.


See Banyan's Website at http://www.banyanreit.com for complete company information.

    For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "VLANS."





























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